Kingsway Implements Previously Announced Share Consolidation

TORONTO, ONTARIO  (July 3, 2012) - (TSX:KFS, NYSE:KFS) In connection with its previously announced share consolidation (or reverse stock split), Kingsway Financial Services Inc. ("Kingsway" or the "Company") today announced that the board of directors of the Company has authorized the implementation of the share consolidation at a ratio of one (1) post-consolidation share for every four (4) pre-consolidation shares.

The share consolidation, which was approved by stockholders at the Company's Annual and Special Meeting held on May 31, 2012, will be effective as of today, July 3, 2012 (the “Effective Date”). As a result of the consolidation, every four (4) of the Company's common shares that are issued and outstanding on the Effective Date will be automatically combined into one issued and outstanding common share, without any change in the par value of such shares. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole. The consolidation will have the effect of reducing the number of common shares of the Company issued and outstanding from approximately 52 million shares pre-consolidation to approximately 13 million shares post-consolidation.

The Company's common shares will continue to be traded on the Toronto Stock Exchange and the New York Stock Exchange under the symbol "KFS" and will commence trading on a post-consolidated basis under a new CUSIP number (being 496904202) on both the Toronto Stock Exchange and the New York Stock Exchange when markets open on or about July 5, 2012.

Shareholders who hold their common shares in certificated form should deliver a completed letter of transmittal along with the certificate(s) representing their pre-consolidation shares to Computershare Investor Services Inc. in the manner set out in the Company's Management Information Circular and Proxy Statement dated May 7, 2012. The letter of transmittal was previously delivered to shareholders and is available online along with the other materials relating to the 2012 Annual and Special Meeting of Shareholders.

The Company encourages all shareholders to read the materials relating to the 2012 Annual and Special Meeting of Shareholders as they contain important information regarding the share consolidation and related matters. These materials and the Company's other securities filings can be accessed on the Canadian Securities Administrators' website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, or through the Company's website at www.kingsway-financial.com. Additional copies of the letter of transmittal may be obtained by contacting Computershare Investor Services Inc. at 1-800-564-6523 or by email at corporateactions@computershare.com

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol "KFS."

Forward Looking Statements
This press release includes "forward looking statements" which are subject to risks and uncertainties. Such forward looking statements relate to future events or performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward looking statements, including: our high level of indebtedness; our ability to service our debt and comply with debt covenants; our ability to improve our operating performance; our ability to implement our longterm growth strategies and to identify and execute on strategic initiatives; our ability to maintain share price and trading activities at acceptable levels; and our ability to comply with regulatory requirements and the requirements of stock exchanges.

For information identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled "Risk Factors" in the Company's 2011 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, can be accessed on the Canadian Securities Administrators' website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov or through the Company's website at www.kingsway-financial.com.

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